Providence Service Corporation Declares Cash Dividend on Convertible Preferred Stock

STAMFORD, CONNECTICUT - September 4, 2018 - The Providence Service Corporation (Nasdaq: PRSC) today announced that its Board of Directors has declared a cash dividend on its 5.5%/8.5% Series A convertible preferred stock. The dividend is payable on October 1, 2018 to holders of record as of 5:00 p.m. ET on September 14, 2018. The dividend will be paid at a rate of 5.5% per annum, which is equal to approximately $1.38630 per share of convertible preferred stock.

About Providence

The Providence Service Corporation owns subsidiaries and investments primarily engaged in the provision of healthcare services in the United States and workforce development services internationally. For more information please visit www.prscholdings.com.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied herein, including factors disclosed in our annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward- looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contact
Laurence Orton - Interim Chief Accounting Officer and SVP Finance
(203) 307-2800

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